                                                                  EXHIBIT (a)(3)

                           CARRIER ACCESS CORPORATION
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

         Before signing this Election Form, please make sure you have received, read and understand (i) the Offer to Exchange; (ii) the memorandum from Roger L. Koenig dated August 20, 2001; (iii) the Election Form and; (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees who hold eligible stock options the opportunity to exchange these outstanding stock options ("Old Options") for options exercisable at the closing Nasdaq price on March 20, 2002, or, if the Offer is extended, a later date which is at least six months and a day following the cancellation of the Old Options, to be issued under the 1998 Stock Incentive Plan (the "New Option"). This offer expires at 5:00 p.m. Mountain Daylight Time on September 18, 2001.

         I understand that if I elect to cancel my Old Options in exchange for the Company's promise to issue a New Option, I will receive a number of shares subject to New Options for every share subject to the options tendered which varies according to the most recent performance rating I have received under the Company's performance rating system. Employees who are rated "outstanding" will receive three shares subject to New Options for every four shares subject to options tendered. Employees who are rated "exceeds" will receive two shares subject to New Options for every three shares subject to options tendered. Employees who are rated "key contributor" will receive one share subject to New Options for every two shares subject to options tendered. Employees who are rated "limited" or "missed" are ineligible to participate in the exchange offer. Employees holding options who have not received a performance rating were granted options with an exercise price below the $10.00 threshold price required to participate in the Exchange Offer and are therefore not eligible to participate in the Exchange Offer. Employees who have not received a performance rating under the Company's performance rating system hold options below the $10.00 threshold exercise price required to participate in the exchange offer, and are therefore not eligible to participate in the exchange offer. I understand that, if I elect to cancel my Old Options, the original vesting schedule for the Old Options will be applied to the New Options (except that vesting will be suspended during the period between the cancellation of the Old Options and the grant of the New Options). I understand that for each option I elect to cancel, I lose my right to all outstanding, unexercised shares under that option. I understand the possible loss of my cancelled stock options if my employment is terminated for whatever reason before March 20, 2002 or, if the Offer is extended, a later date which is at least six months and a day following the cancellation of the Old Options. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF MY NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF MY OLD OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTH PERIOD PRIOR TO CANCELLATION, I.E. SINCE MARCH 18, 2001, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

         Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE RECEIVED THE INSTRUCTIONS ATTACHED TO THIS FORM.

         Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and any and all stock option grants since March 18, 2001 cancelled and replaced pursuant to the terms of this Election Form.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or you may withdraw your acceptance of the Offer by submitting a Notice to Withdraw from the Offer prior to the expiration date of 5:00 p.m. Mountain Daylight Time, September 18, 2001.

[ ] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since March 18, 2001:

                                               EXERCISE      TOTAL NUMBER OF UNEXERCISED SHARES SUBJECT TO THE OPTION
         PLAN ID              GRANT DATE        PRICE                      (OPTIONS TO BE CANCELLED)
         -------              ----------       --------      --------------------------------------------------------
         -------              ----------       --------      --------------------------------------------------------

         -------              ----------       --------      --------------------------------------------------------

         -------              ----------       --------      --------------------------------------------------------

         -------              ----------       --------      --------------------------------------------------------

         -------              ----------       --------      --------------------------------------------------------

[ ] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I UNDERSTAND THAT ALL OF THESE OPTIONS WILL BE IRREVOCABLY CANCELLED ON SEPTEMBER 19, 2001.

--------------------------------         ----------------------------------------------------------------------------
Employee Signature                       Government ID #, e.g. Social Security #, Social Insurance #, etc.

--------------------------------         ---------------------------------         ----------------------------------
Employee Name (Please print)             E-mail Address                            Date and Time

      RETURN TO KATY FASSETT NO LATER THAN 5:00 P.M. ON SEPTEMBER 18, 2001
                         VIA FACSIMILE AT (303) 218-5797
                       OR VIA COURIER OR HAND DELIVERY TO
                      5395 PEARL PARKWAY, BOULDER, CO 80301

                       CARRIER ACCESS WILL SEND AN E-MAIL
              CONFIRMATION WITHIN TWO (2) BUSINESS DAYS OF RECEIPT

                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Election Form.

    A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Katy Fassett, Investor Relations Specialist, either via hand delivery or courier at Carrier Access Corporation, 5395 Pearl Parkway, Boulder, CO 80301, or via facsimile at (303) 218-5797 on or before 5:00 p.m. Mountain Daylight Time on September 18, 2001 (the "Expiration Date"). If the Offer is extended, you may submit the Election Form at any time until the extended expiration of the Offer.

    THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO KATY FASSETT AT CARRIER ACCESS CORPORATION (THE "COMPANY"), OR YOU MAY COURIER IT OR FAX IT TO HER AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM WITHIN TWO (2) BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE KATY FASSETT HAS RECEIVED YOUR ELECTION FORM.

         2. Withdrawal. Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts and cancels your tendered options before 5:00 p.m., Mountain Daylight Time, on October 16, 2001, you may withdraw your tendered options at any time after October 16, 2001. To withdraw tendered options you must fax (fax # (303) 218-5797) or courier or hand deliver to Katy Fassett, Carrier Access Corporation, 5395 Pearl Parkway, Boulder, CO 80301, a signed and dated Notice to Withdraw from the Offer, with the required information, to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the timely receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         3. Change of Election. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion, as well as all other options issued since March 18, 2001. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular option grants you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the timely receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

   The Company will not accept any alternative, conditional, or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are accepted for exchange will not be cancelled until September 19, 2001, which is the first business day following the expiration of the Offer, or a later date if we extend the Offer.

         4. Inadequate Space. If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name and sign any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

         5. Tenders.

   If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each eligible option that you intend to tender:

     o  plan ID,

     o  grant date,

     o  exercise price, and

     o  the total number of unexercised shares subject to the option.

   The Company will not accept partial tenders of eligible options. Accordingly, you may tender all or none of the unexercised shares subject to each option you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your eligible options that were granted to you during the six month period prior to the date the options are cancelled. We expect to cancel all options accepted for exchange on September 19, 2001; therefore if you participate, all options granted to you since March 18, 2001 will be cancelled.

         6. Signatures on This Election Form.

   If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement, or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

7.       Other Information on This Election Form.

   In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number, or national identification number, as appropriate.

         8. Requests for Assistance or Additional Copies.

   Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form (which will be furnished at the Company's expense) should be directed to:

         Katy Fassett
         Investor Relations Specialist
         Carrier Access Corporation
         5395 Pearl Parkway
         Boulder, CO 80301
         (303) 218-5767

         9. Irregularities.

   All questions as to the number of option shares subject to options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

   IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE 5:00 P.M. MOUNTAIN DAYLIGHT TIME ON SEPTEMBER 18, 2001.

         10. Additional Documents to Read.

   You should carefully read the Offer to Exchange, all documents referenced therein, and the memorandum from Roger L. Koenig dated August 20, 2001 before deciding to participate in the Offer.

         11. Important Tax Information.

   You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

         12. Miscellaneous.

               (a) Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Carrier Access Corporation and/or any affiliate for the exclusive purpose of implementing, administering, and managing your participation in the Offer.

   You understand that Carrier Access Corporation and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration, and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer, and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

         (b) Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.